(NOTE: THIS TABLE OF CONTENTS IS NOT PART OF THE CINERGY CORP. ANNUAL INCENTIVE PLAN; INSTEAD, THIS TABLE OF CONTENTS IS MERELY FOR CONVENIENCE OF REFERENCE.)

                            TABLE OF CONTENTS

                                                          Page
                                                         Numbers
                                                         -------
INTRODUCTION......................................................1

ARTICLE 1 DEFINITIONS.............................................1
  1.1  "Actual Incentive".........................................1
  1.2  "Annual Performance Award".................................2
  1.3  "Annual Program"...........................................2
  1.4  "Beneficiary"..............................................2
  1.5  "Chief Executive Officer"..................................2
  1.6  "Cinergy"..................................................2
  1.7  "Cinergy's Board of Directors".............................2
  1.8  "Cinergy's Committee"......................................2
  1.9  "Corporate Target Goal"....................................2
  1.10 "Covered Employee".........................................3
  1.11 "Earnings".................................................3
  1.12 "Effective Time of the Mergers"............................4
  1.13 "Employee".................................................4
  1.14 "Employer".................................................4
  1.15 "Employer's Board of Directors"............................4
  1.16 "Exempt Employee"..........................................4
  1.17 "FLSA".....................................................4
  1.18 "Incentive Factor".........................................4
  1.19 "Individual Goal"..........................................5
  1.20 "Maximum Incentive"........................................5
  1.21 "Minimum Incentive"........................................5
  1.22 "1934 Act".................................................5
  1.23 "Non-Exempt Employee"......................................5
  1.24 "Nonqualified Deferred Compensation Plan"..................6
  1.25 "Participant"..............................................6
  1.26 "Performance Period".......................................6
  1.27 "Plan".....................................................6
  1.28 "Total Disability".........................................6
  1.29 "Union Employee"...........................................6
ARTICLE 2 EFFECTIVE DATE OF PLAN..................................7
ARTICLE 3 PURPOSE OF PLAN.........................................7
ARTICLE 4 EMPLOYER'S ELECTION TO PARTICIPATE IN PLAN..............8

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
ARTICLE 5 EFFECT OF PLAN ON OTHER PLANS...........................8
ARTICLE 6 ELIGIBILITY.............................................9
ARTICLE 7 ANNUAL PERFORMANCE AWARD...............................10
ARTICLE 8 CORPORATE TARGET GOALS AND INDIVIDUAL GOALS............11
ARTICLE 9 DISTRIBUTION...........................................12
ARTICLE 10 CONDITIONS TO ANNUAL PERFORMANCE AWARDS...............12
 10.1  Government Regulations....................................12
 10.2  Continued Employment......................................12
ARTICLE 11 BENEFICIARY...........................................14
ARTICLE 12 NON-ALIENATION OF BENEFITS............................15
ARTICLE 13 FUNDING POLICY AND METHOD.............................15
ARTICLE 14 CHANGE IN CONTROL.....................................15
ARTICLE 15 ADMINISTRATION........................................19
ARTICLE 16 MISCELLANEOUS.........................................20
 16.1  No Enlargement of Employee Benefits.......................20
 16.2  Notice of Address.........................................20
 16.3  No Individual Liability...................................21
 16.4  Delegation of Administrative Duties.......................21
 16.5  Governing Laws............................................21
 16.6  Risk of Participation.....................................21
 16.7  Headings..................................................21
ARTICLE 17 CONTRIBUTIONS.........................................22
ARTICLE 18 AMENDMENT AND TERMINATION.............................22
ARTICLE 19 CONTINUANCE BY A SUCCESSOR............................22
ARTICLE 20 COVERED EMPLOYEES.....................................22

                                      -ii-
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                                 CINERGY CORP.
                              ANNUAL INCENTIVE PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 25, 2002)

                                  INTRODUCTION

       On October 18, 1994, Cinergy Corp. adopted a short-term incentive compensation plan known as the "CINergy Corp. Annual Incentive Plan" (the "Plan") for the exclusive benefit of eligible employees of Cinergy Corp. and its subsidiaries (the "Employers"). Upon the "Effective Time of the Mergers" as defined in this document, Cinergy Corp. became the holding company for PSI Energy, Inc. and The Cincinnati Gas & Electric Company. The Plan allows the Employers to implement annual incentive compensation programs in which certain employees are granted awards payable in cash based upon the extent to which certain predetermined goals are attained during the applicable calendar year. The Plan was originally effective as of the Effective Time of the Mergers. Effective as of January 25, 2002, the Plan is re-named the "Cinergy Corp. Annual Incentive Plan" and is amended and restated in its entirety as set forth herein.

                                    ARTICLE 1

                                   DEFINITIONS

       Whenever used in this document, the following terms shall have the respective meanings set forth below, unless a different meaning is plainly required by the context:

       1.1 "Actual Incentive" means, with respect to each Participant, the Minimum Incentive which, when adjusted in the manner set forth in Article 7 (Annual Performance Award), constitutes the percentage applied to a Participant's Earnings as of the applicable date as determined by an Employer's Board of Directors (or with respect to each Covered Employee, the

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AIP Committee (as defined in Article 20 (Covered Employees)) which is the actual amount of incentive compensation opportunity available for a particular Performance Period. However, a Participant's Actual Incentive may not exceed his Maximum Incentive.

       1.2 "Annual Performance Award" means, with respect to each Participant, the short-term incentive compensation award to which a Participant becomes entitled upon the attainment of certain Corporate Target Goals and Individual Goals for a particular Performance Period, and which is calculated in the manner set forth in Article 7 (Annual Performance Award).

       1.3 "Annual Program" means, with respect to each Employer, the annual short-term incentive compensation program adopted by that Employer's Board of Directors to implement the Plan as set forth in Article 4 (Employer's Election to Participate in Plan).

       1.4 "Beneficiary" means, with respect to each Participant, the recipient designated by the Participant who is, upon the Participant's death, entitled in accordance with the Plan's terms to receive the benefits to be paid with respect to the Participant.

       1.5 "Chief Executive Officer" means the Employee elected by an Employer's Board of Directors to serve as the chief executive officer of that Employer.

       1.6 "Cinergy" means Cinergy Corp., a Delaware corporation, and any corporation which shall succeed to its business as described in Article 19 (Continuance by a Successor).

       1.7 "Cinergy's Board of Directors" means the duly constituted board of directors of Cinergy on the applicable date.

       1.8 "Cinergy's Committee" means the duly designated Compensation Committee of Cinergy's Board of Directors.

       1.9 "Corporate Target Goal" means an objective performance criterion pertaining to an Employer's performance, efficiency, or profitability measured by specified levels or of growth in one or more performance criteria including, but without limitation, stock price, total

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shareholder return, market share, sales, earnings per share, costs, operating income, net income, cash flow, fuel cost per million BTU, cost per kilowatt-hour, retained earnings, return on equity, return on assets, return on capital employed, return on invested capital, return on sales, completion of acquisitions, and other objective financial ratios used in determining whether a Participant is entitled to receive an Annual Performance Award at the end of a Performance Period. A Corporate Target Goal is considered objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

       1.10 "Covered Employee" shall have the meaning set forth in Paragraph 162(m)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

       1.11 "Earnings" means (a) with respect to an Exempt Employee, the amount of the Employee's total annual base salary (based on the Employee's monthly base salary received as remuneration for services performed for the Performance Period, exclusive of any allowances, premiums, bonuses, overtime, or other forms or types of compensation) for the Performance Period; provided, however, that with respect to each Covered Employee, Earnings means the Covered Employee's monthly base salary (exclusive of any allowances, premiums, bonuses, overtime, or other forms or types of compensation) determined as of the first day of the applicable Performance Period multiplied by 12, and (b) with respect to either a Non-Exempt Employee or a Union Employee, the amount of the Employee's total annual base wage (based on the Employee's hourly base rate of pay received for services performed for the Performance Period, exclusive of any allowances, premiums, bonuses, overtime, or other forms or types of compensation) for the Performance Period. Notwithstanding the preceding sentence, a Participant's "Earnings" for a Performance Period shall be increased by the amount of any nonelective contribution (other than a matching contribution) made on behalf of such Participant under the Cinergy Corp. 401(k) Excess Plan (as amended from time to time) for such

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Performance Period but only to the extent that Cinergy's Committee (or any committee to which it has delegated such authority) specifies that such nonelective contribution will be included in "Earnings" under this Plan, which specification must be made for any Covered Employee within the time necessary to satisfy the requirements of Code Subsection 162(m).

       1.12 "Effective Time of the Mergers" means "Effective Time" as defined in the Amended and Restated Agreement and Plan of Reorganization by and among The Cincinnati Gas & Electric Company, PSI Resources, Inc., PSI Energy, Inc., CINergy, and CINergy Sub, Inc., dated as of December 11, 1992, as subsequently amended and restated.

       1.13 "Employee" means any person who, at any time on or after the Effective Time of the Mergers, is (a) in the employ of an Employer, (b) in the employ of an Employer, but whose time is allocated 100 percent to another Employer, or (c) in the employ of an Employer, but who is assigned full-time to another Employer.

       1.14 "Employer" means Cinergy and all of its directly or indirectly held majority or greater-owned subsidiaries.

       1.15 "Employer's Board of Directors" means the duly constituted board of directors of an Employer on the applicable date, or its designee.

       1.16 "Exempt Employee" means an Employee who is regularly employed by his Employer for 30 or more hours per week, whose pay is customarily computed on a monthly basis, and whose employment is not subject to FLSA overtime and record keeping provisions.

       1.17 "FLSA" means the Fair Labor Standards Act of 1938, as amended from time to time, and interpretive rulings and regulations.

       1.18 "Incentive Factor" means the numerical variable assigned by an Employer's Board of Directors which corresponds to the extent to which a Corporate Target Goal or an Individual Goal has been met for a particular Performance Period.

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       1.19 "Individual Goal" means an objective or subjective performance criterion pertaining to individual effort as to enhancement of either individual performance or achievement or attainment of Corporate Target Goals or other Individual Goals used in determining whether a Participant is entitled to receive an Annual Performance Award at the end of a Performance Period. An Individual Goal is considered objective if a third party having knowledge of the relevant facts could determine whether the goal is met; otherwise an Individual Goal is considered subjective.

       1.20 "Maximum Incentive" means, with respect to each Participant, the percentage applied to a Participant's Earnings as of the applicable date determined by an Employer's Board of Directors to be the appropriate maximum incentive compensation opportunity for a particular Performance Period.

       1.21 "Minimum Incentive" means, with respect to each Participant, the percentage applied to a Participant's Earnings as of the applicable date determined by an Employer's Board of Directors to be the appropriate minimum incentive compensation opportunity for a particular Performance Period.

       1.22 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rulings and regulations.

       1.23 "Non-Exempt Employee" means an Employee who is regularly employed by his Employer for 30 or more hours per week, whose pay is customarily computed on an hourly, weekly, or bi-weekly basis, whose employment is subject to FLSA overtime and record keeping provisions, and who is not assigned to an employment position covered by a collective bargaining agreement to which his Employer is a party.

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       1.24 "Nonqualified Deferred Compensation Plan" means the nonqualified deferred compensation arrangement known as the "Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan," as amended from time to time, and any successor plan thereto.

       1.25 "Participant" means any Exempt Employee, Non-Exempt Employee, or Union Employee selected by an Employer's Board of Directors to participate in the Employer's Annual Program pursuant to Article 6 (Eligibility).

       1.26 "Performance Period" means the period of time over which performance with respect to a Corporate Target Goal or an Individual Goal is measured. Each Performance Period shall consist of a one-year period beginning on January 1 of each calendar year and ending on December 31 of the same calendar year. The term "Performance Period" shall include any performance period in effect under the "PSI Resources, Inc. Annual Incentive Plan," as amended from time to time, and the "PSI Energy, Inc. Annual Incentive Plan," as amended from time to time, as of the Effective Time of the Mergers.

       1.27 "Plan" means the short-term incentive compensation plan known as the "Cinergy Corp. Annual Incentive Plan," as amended from time to time.

       1.28 "Total Disability" means, with respect to any Participant, a mental or physical condition as result of an illness or injury which, in the judgment of an Employer's Board of Directors, based upon medical reports and other evidence satisfactory to the Employer's Board of Directors prevents the Participant from engaging in any gainful occupation for which the Participant is reasonably qualified by reason of education, training, or experience.

       1.29 "Union Employee" means an Employee who is regularly employed by his Employer for 30 or more hours per week, whose pay is customarily computed on an hourly, weekly, or bi-weekly basis, whose employment is subject to FLSA overtime and record keeping

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provisions, and who is assigned to an employment position covered by a collective bargaining agreement to which his Employer is a party.

         The uses of singular and masculine words are for practical purposes only and shall be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan.

                                    ARTICLE 2

                             EFFECTIVE DATE OF PLAN

       The Plan's provisions, as amended and restated as set forth in this document, are effective as of January 25, 2002 and shall be applicable only to Annual Programs adopted on or after such date for Performance Periods commencing on or after January 1, 2002. The provisions of the Plan as in effect on January 24, 2002 shall be effective for all other Annual Programs.

                                    ARTICLE 3
                                 PURPOSE OF PLAN

       The Plan's purposes are to benefit Employers, shareholders, and ratepayers by the accomplishment of specific challenging and demanding corporate or personalized goals, enhancement of teamwork, motivation, high achievement, and the attraction and retention of qualified Employees. Upon the accomplishment of these corporate or personalized goals, the Plan provides a reward for performance and maximum effort by Employees who contribute to an Employer's success. The Plan is an annual incentive compensation plan in which an Exempt Employee, a Non-Exempt Employee, or a Union Employee who is selected to participate in an Employer's Annual Program under the Plan is granted an award payable in cash, but only to the extent that certain predetermined goals are attained during the applicable calendar year used to measure performance.

                                    ARTICLE 4

                   EMPLOYER'S ELECTION TO PARTICIPATE IN PLAN

       Each Employer, by action of the Employer's Board of Directors, may elect to participate in the Plan by adopting an Annual Program. Each Employer's Annual Program shall consist of Corporate Target Goals, Individual Goals, Actual Incentives, Incentive Factors, Maximum Incentives, and Minimum Incentives which will further the Employer's business objectives consistent with the Plan's purposes. An Employer's Annual Program may be based solely on Corporate Target Goals, Individual Goals, or a combination of both Corporate Target Goals and Individual Goals. The determinations made by an Employer's Board of Directors under this Article shall be subject to approval by Cinergy's Committee before any Annual Performance Awards are made.

                                    ARTICLE 5

                          EFFECT OF PLAN ON OTHER PLANS

       At the Effective Time of the Mergers, the short-term incentive compensation plans for PSI Energy, Inc. and PSI Resources, Inc. known respectively as the "PSI Energy, Inc. Annual Incentive Plan" adopted effective January 1, 1987, as amended from time to time, and the "PSI Resources, Inc. Annual Incentive Plan" adopted effective as of January 1, 1991, were merged into the Plan and entitlement to any awards shall be administered in accordance with the Plan. In addition, employees of The Cincinnati Gas & Electric Company as of the Effective Time of the Mergers were eligible to participate on a prorated basis in the Performance Period in effect at the Effective Time of the Mergers; provided, however, that any such employee satisfied the eligibility requirements of Article 6 (Eligibility).

                                    ARTICLE 6

                                   ELIGIBILITY

       (a) The group of Employees eligible to participate in the Plan shall consist of Exempt Employees, Non-Exempt Employees, and Union Employees who have the potential to contribute to an Employer's future success.

       (b) From time to time, the Chief Executive Officer of an Employer may recommend to the Employer's Board of Directors that any eligible Employee (other than a Covered Employee) participate in an Annual Program under the Plan. After reviewing the recommendations, and after considering the duties of each recommended Employee, his present and potential contribution to the Employer's success, his other compensation provided by his Employer, and any other factors as it deems relevant, the Employer's Board of Directors shall select those Employees who will participate in its Annual Program under the Plan. Notwithstanding the foregoing, the AIP Committee (as defined in Article 20 (Covered Employees)) shall select those Covered Employees who will participate in the Plan. When an eligible Employee becomes a Participant in an Employer's Annual Program under the Plan at other than the beginning of a Performance Period, the amount of any Annual Performance Award to which he may become entitled shall be adjusted to reflect his actual time of service as a Participant during the Performance Period.

       (c) The determinations made by an Employer's Board of Directors under this Article shall be subject to approval by Cinergy's Committee before any Annual Performance Awards are made.

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                                    ARTICLE 7

                            ANNUAL PERFORMANCE AWARD

       The Annual Performance Award, with respect to each Participant, for each Performance Period shall be calculated as follows:

       (a) The appropriate weight for achieving a particular Corporate Target Goal shall be determined by multiplying the Incentive Factor attributable to the extent to which the particular Corporate Target Goal has been met for the Performance Period times the weight (expressed as a percentage) assigned to that Corporate Target Goal. If there are two or more Corporate Target Goals for a particular Performance Period, then the weight for achieving each Corporate Target Goal shall be calculated in the manner set forth in the immediately preceding sentence;

       (b) The appropriate weight for achieving a particular Individual Goal shall be determined by multiplying the Incentive Factor attributable to the extent to which the particular Individual Goal has been met for the Performance Period times the weight (expressed as a percentage) assigned to that Individual Goal. If there are two or more Individual Goals for a particular Performance Period, then the weight for achieving each Individual Goal shall be calculated in the manner set forth in the immediately preceding sentence;

       (c) After the weight for achieving each Corporate Target Goal and Individual Goal for the particular Performance Period has been calculated in the manner set forth in Paragraphs (a) and (b), the resulting percentages shall be added and the total sum shall be multiplied by the Participant's Minimum Incentive in order to determine the Participant's Actual Incentive; and

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       (d) The Participant's Actual Incentive shall then be multiplied by the
Participant's Earnings for the applicable Performance Period. The resulting number, expressed in terms of the nearest whole dollar, is the Participant's Annual Performance Award.

       (e) An Employer's Board of Directors may enhance a Participant's Annual Performance Award above the maximum level otherwise compensable in recognition of exemplary performance or achievement as to subjective Individual Goals. Except where such action would result in the loss of the otherwise available exemption of the award under Code Subsection 162(m), if the Committee determines that a change in the business operation, corporate structure or capital structure of an Employer, or the manner in which it conducts its business, or other events or circumstances render the Corporate Target Goals or Individual Goals to be unsuitable, the Committee may modify such goals, in whole or in part, as the Committee deems appropriate or equitable.

                                    ARTICLE 8

                   CORPORATE TARGET GOALS AND INDIVIDUAL GOALS

       (a) The Corporate Target Goal for each Employer's Performance Period, which Corporate Target Goal shall be applicable to all Participants, shall be determined by the Employer's Board of Directors. When there is more than one Corporate Target Goal for a particular Performance Period, the Employer's Board of Directors may, but is not required to, assign each goal equal weight and the Employer's Board of Directors may, but is not required to, condition the entitlement to an Annual Performance Award upon the attainment of one or more Corporate Target Goals.

       (b) The Employer's Board of Directors may, but is not required to, establish one or more Individual Goals for a Participant for each Performance Period. When there is more than

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one Individual Goal for a Participant for a particular Performance Period, the
Employer's Board of Directors may, but is not required to, assign each goal equal weight.

       (c) The determinations made by an Employer's Board of Directors under this Article shall be subject to approval by Cinergy's Committee before any Annual Performance Awards are made.

                                    ARTICLE 9

                                  DISTRIBUTION

       After the determination and approval have been made under Article 7 (Annual Performance Award) as to the amount of Annual Performance Award to which a Participant is entitled at the end of an Employer's Performance Period, the resulting Annual Performance Award shall be paid to the Participant in cash in one lump sum on or before the first business day of March following the end of the Performance Period for which the Annual Performance Award was made unless the Participant has previously elected in writing to defer the receipt of all or a portion of the award in accordance with the provisions of the Cinergy Nonqualified Deferred Compensation Plan.

                                   ARTICLE 10

                     CONDITIONS TO ANNUAL PERFORMANCE AWARDS

       10.1  GOVERNMENT REGULATIONS

             The Plan shall be subject to all applicable laws, rules, and regulations and to all approvals by any governmental agencies as may be required and is designed to comply with Code Subsection 162(m).

       10.2  CONTINUED EMPLOYMENT

             A Participant whose employment with his Employer terminates by reason of a quit, resignation, or discharge prior to the end of the particular Performance Period shall be

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automatically divested of any interest in or to any Annual Performance Award for that Performance Period. If a Participant who has quit, resigned, or who has been discharged is re-employed by his Employer prior to the end of the Performance Period in which the quit, resignation, or discharge occurred, the Employee shall be reinstated as a Participant for that Performance Period, but any Annual Performance Award shall be adjusted to reflect the actual time of service of the re-employed Participant during the Performance Period.

       (a) A Participant whose employment with his Employer terminates by reason of retirement or death prior to the end of the particular Performance Period shall not necessarily be totally divested of his interest in or to any Annual Performance Award for that Performance Period. Instead, a determination shall be made by the Employer's Board of Directors with respect to the retired or deceased Participant as to the amount of the Annual Performance Award to which he would have been entitled had he been a Participant on the last day of the applicable Performance Period as though the retirement or death had not occurred. However, any determination shall be adjusted to reflect the actual time of service of the retired or deceased Participant during the Performance Period prior to the effective date of his retirement or the date of his death.

       (b) A Participant who during an applicable Performance Period has incurred Total Disability shall not be totally divested of his interest in or to any Annual Performance Award for that Performance Period. Instead, a determination shall be made by the Employer's Board of Directors with respect to the totally disabled Participant as to the amount of the Annual Performance Award to which he would have been entitled had he not been totally disabled during the applicable Performance Period. However, any determination shall be adjusted to reflect the actual time of service of the totally disabled Participant during the Performance Period.

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       (c) If a Participant is demoted or his job responsibilities are changed during a Performance Period, the Employer's Board of Directors may make adjustments to any Annual Performance Award for that Performance Period that it, in its sole discretion, deems appropriate.

       (d) The determinations made by an Employer's Board of Directors under this Article shall be subject to approval by Cinergy's Committee before any Annual Performance Award is made.

                                   ARTICLE 11

                                   BENEFICIARY

     If a Participant dies prior to the date on which an Annual Performance Award, or any installment thereof, is distributed, the Annual Performance Award shall be paid to the highest priority person or persons surviving at the time distribution is actually paid or commences. Distribution priorities are as follows:

     (a) The Participant's Beneficiary designated under the Participant's last will and testament;

     (b) The Participant's Beneficiary designated under his Employer's group term life insurance plan;

     (c) The Participant's surviving spouse;

     (d) The Participant's surviving children, including adopted children;

     (e) The Participant's surviving parents;

     (f) The Participant's surviving brothers and sisters; or

     (g) The Participant's estate.

Distribution of the Annual Performance Award to a Beneficiary shall be made on the same date or dates as the Annual Performance Award would have been made to the Participant as if then living.

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                                   ARTICLE 12

                           NON-ALIENATION OF BENEFITS

       The Plan shall not in any manner be liable for, or subject to, the debts or liabilities of any Participant or Beneficiary. No payee may assign any payment due him under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind.

                                   ARTICLE 13

                            FUNDING POLICY AND METHOD

       The Plan shall be totally unfunded so that Cinergy or any Employer is under merely a contractual duty to make payments when due under the Plan. No benefit or promise to pay shall be secured in any way.

                                   ARTICLE 14

                                CHANGE IN CONTROL

       Notwithstanding anything in the Plan to the contrary, if a Change in Control of Cinergy occurs, each Corporate Target Goal and Individual Goal of each Employer's Annual Program shall be deemed to have been fully satisfied at the Maximum Incentive level and each Participant who is employed by an Employer at the time of the Change in Control shall be entitled to receive an Annual Performance Award in the same manner as though the Maximum Incentive level had been obtained for the full Performance Period. In the event that a Change in Control occurs prior to the time that an Employer has adopted an Annual Program for such year, then each Participant who is employed by that Employer at the time of the Change in Control shall be entitled to receive an Annual Performance Award in the same manner as though the prior year's Annual Program were in effect and the Maximum Incentive level had been obtained for the full

Performance Period. Any Annual Performance Award due to a Participant under this Article shall be paid to the Participant in cash in one lump sum within thirty
(30) days following the Change in Control.

       A "Change in Control" of Cinergy shall be deemed to have occurred if any of the following events occur:

          (1) Any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such Person any securities acquired directly from Cinergy or its affiliates) representing more than twenty percent (20%) of the combined voting power of Cinergy's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph
              (2) below; or

          (2) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation, partnership or other entity, other than (i) a merger or consolidation that would result in the voting securities of Cinergy outstanding immediately prior to that merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least sixty percent (60%) of the combined voting power of the securities of Cinergy or the surviving entity or its parent outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such a Person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Cinergy's then outstanding securities; or

          (3) During any period of two (2) consecutive years, individuals who at the beginning of that period constitute Cinergy's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by Cinergy's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election, or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of Cinergy's Board of Directors; or

          (4) The stockholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated a sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to the sale.

       For purposes of this Article, "Person" has the meaning set forth in paragraph 3(a)(9) of the 1934 Act, as modified and used in subsections 13(d) and 14(d) of the 1934 Act; however, a Person will not include the following: (1) Cinergy or any of its subsidiaries or affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of Cinergy or any of its subsidiaries or affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of those securities; or (4) a corporation owned, directly or indirectly, by the stockholders of Cinergy in substantially the same proportions as their ownership of stock of Cinergy.

       Notwithstanding the provisions of Article 18 (Amendment and Termination), the provisions of this Article may not be amended by an amendment to the Plan effected within three years following a Change in Control.

                                   ARTICLE 15

                                 ADMINISTRATION

       (a) The Plan shall be administered by Cinergy's Committee which shall consist of members of Cinergy's Board of Directors who are disinterested persons under Rule 16b-3 promulgated under the 1934 Act and successor rules and, with respect to Covered Employees, outside directors under Code Subsection 162(m). Cinergy's Committee is authorized to establish all rules and regulations and to appoint any agents as it deems appropriate for the Plan's proper administration and to make any determinations under and to take any steps in connection with the Plan for the benefits provided under the Plan as it deems necessary or advisable. Cinergy's Committee may require an Employer to enter into agreements with each Participant as it deems appropriate to reflect each Participant's interests under the Plan.

       (b) Cinergy's Committee shall have exclusive discretionary authority and right to approve eligibility for participation in the Plan and to interpret, construe, and regulate the Plan. The decision of Cinergy's Committee with respect to any questions arising as to the Employees selected to participate in the Plan, the amount and time of payment of benefits under the Plan or any other matters concerning the Plan, including its interpretation, construction, or regulation, shall be final, conclusive and binding on the Employers, the Employers' Boards of Directors, Employees, Participants, and Beneficiaries.

                                   ARTICLE 16

                                  MISCELLANEOUS

       16.1   NO ENLARGEMENT OF EMPLOYEE BENEFITS

              This Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between the Employers and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Employee at any time. No Employee shall have any right to benefits except to the extent provided in the Plan. Nothing contained in the Plan shall be deemed to give any Employee a continued entitlement to receive an Annual Performance Award for any Performance Period. Any award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of an Employer unless otherwise provided by that plan, and shall not affect any benefits under any other Employer benefit plan of any kind currently or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

       16.2   NOTICE OF ADDRESS

              Each Participant and Beneficiary entitled to benefits under the Plan must file with Cinergy's Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to a person at his latest post office address as filed with Cinergy's Committee will, upon deposit in the United States mail with postage prepaid, be binding upon that person for all purposes of the Plan.

       16.3   NO INDIVIDUAL LIABILITY

              It is the Plan's express purpose and intention that, except as otherwise required by law, no individual liability whatever shall attach to, or be incurred by, any Employer, its shareholders, officers, employees, or members of the board of directors of any Employer, under or by reason of any of the Plan's terms or conditions. Each Participant shall be legally bound by the Plan's provisions.

       16.4   DELEGATION OF ADMINISTRATIVE DUTIES

              Administrative duties imposed by this Plan may be delegated by Cinergy's Committee to an Employee of any Employer charged with those duties to the extent not inconsistent with the provisions of Code Subsection 162(m).

       16.5   GOVERNING LAWS

              The Plan shall be construed and administered according to the laws of the State of Delaware to the extent that those laws are not preempted by the laws of the United States of America.

       16.6   RISK OF PARTICIPATION

              Nothing contained in the Plan shall be construed as an agreement by the Plan or any Employer, its shareholders, officers, employees, or members of the board of directors of any Employer, to indemnify anyone for any losses, damages, costs and/or expenses resulting from participation in the Plan.

       16.7   HEADINGS

              The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe or otherwise affect the contents of the Plan.

                                   ARTICLE 17

                                  CONTRIBUTIONS

       No contributions to the Plan by Participants shall be required or permitted under the Plan.

                                   ARTICLE 18

                            AMENDMENT AND TERMINATION

       Cinergy, by resolution duly adopted by Cinergy's Board of Directors, shall have the right, authority, and power to alter, amend, modify, revoke, or terminate the Plan at any time, and Cinergy, by resolution of Cinergy's Board of Directors, shall also have the right, authority, and power to discontinue or suspend the payment of benefits under the Plan.

                                   ARTICLE 19

                           CONTINUANCE BY A SUCCESSOR

       If Cinergy is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation, partnership or person shall succeed to all or substantially all of Cinergy's business, the successor may be substituted for Cinergy under the Plan by adopting the Plan.

                                   ARTICLE 20

                                COVERED EMPLOYEES

       Notwithstanding any provision of the Plan to the contrary, this Article will govern the terms of the Annual Performance Awards granted to Covered Employees. This Article is designed to comply with Code Subsection 162(m) to the extent applicable. All provisions in this Article, and any other applicable provision of the Plan shall be construed in a manner to so comply.

       (a) With respect to Covered Employees, the Plan shall be administered by a committee (the "AIP Committee") consisting of two or more persons each of whom is an

"outside director" for purposes of Code Subsection 162(m). The AIP Committee and Cinergy's Committee may be the same Committee provided that the membership to Cinergy's Committee satisfies the conditions set forth in the preceding sentence.

       (b) With respect to Participants who are Covered Employees, the AIP Committee shall establish the Corporate Target Goals and Individual Goals for each Performance Period within the time necessary to satisfy the requirements of Code Subsection 162(m). Corporate Target Goals shall be based on objective performance criteria pertaining to an Employer's performance, efficiency, or profitability measured by specified levels or of growth in one or more of the following business criteria as the AIP Committee may determine: stock price, total shareholder return, market share, sales, earnings per share, costs, operating income, net income, cash flow, fuel cost per million BTU, costs per kilowatt hour, retained earnings, return on equity, return on assets, return on capital employed, return on invested capital, return on sales, and completion of acquisitions; provided, that all such Corporate Target Goals shall satisfy the requirements for "performance-based compensation" within the meaning of Paragraph 162(m)(4) of the Code. Individual Goals shall be based on the objective business criteria underlying the Corporate Target Goals and shall pertain to a Covered Employee's individual effort as to achievement or attainment of the Corporate Target Goals or shall relate to one or more of the following business criteria: litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share, or management (or, with respect to separate awards under the Plan not intended to satisfy the requirements for "performance-based compensation" within the meaning of Paragraph 162(m)(4) of the Code, subjective performance criteria pertaining to a Covered Employee's individual effort as to enhancement of either individual performance or achievement or attainment of an Employer's performance, efficiency or profitability). Except where such action would result in the loss of the otherwise available exemption of the award under Code Subsection 162(m), when establishing the Corporate Target Goals and Individual Goals, the AIP Committee may include or exclude the impact of specified objective events, including, but without limitation, weather conditions; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., the effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; effects of divestitures; and any other items of gain, loss or expense that are determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with generally accepted accounting principles. No provision of this Article shall preclude the AIP Committee from exercising negative discretion with respect to any Annual Performance Award granted to a Covered Employee hereunder (i.e., to reduce or eliminate the Annual Performance Award payable) within the meaning of Code Subsection 162(m).

       (c) In the case of Participants who are Covered Employees as of the end of the Performance Period, unless otherwise designated as separate awards based on subjective performance criteria, payments shall be made only after achievement of the applicable performance goals has been certified by the AIP Committee. In no event shall payment in respect of Annual Performance Awards based on Corporate Target Goals and objective Individual Goals granted for a Performance Period be made to a Participant who is a Covered Employee as of the end of a Performance Period in an amount that exceeds $5,000,000.

       (d) Notwithstanding any provision of this Plan to the contrary, payments of any Annual Performance Awards under the Plan to Covered Employees for Performance Periods commencing on or after January 1, 2002 shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions to the extent abstentions are counted as voting under applicable state law) at the annual meeting of shareholders held in 2002. Unless and until such shareholder approval is obtained, no Annual Performance Awards for Performance Periods commencing on or after January 1, 2002 shall be paid to any Covered Employee pursuant to this Plan.

       IN WITNESS WHEREOF, Cinergy Corp. has caused this master plan document to be executed and approved by its duly authorized officers effective as of January 25, 2002.

                                     CINERGY CORP.

                                     BY:
                                        ------------------------------------
                                        JAMES E . ROGERS
                                        Chairman, President and Chief Executive
                                        Officer

                                     And

                                     BY:
                                        ------------------------------------